UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2008

LANGUAGE ACCESS NETWORK, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52374	61-1433933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 South High Street Canal Winchester, Ohio	43110
(Address of principal executive offices)	(Zip Code)

(614) 833-9713
(Registrant’s telephone number, including area code)

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

Item3.02 Unregistered Sales of Equity Securities

The information set forth in Item 5.01 of this Current Report on Form 8-K that relates to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item5.01 Changes in Control of Registrant

Effective June 6, 2008, Mr. Edward Panos, as sole owner and member of Panos Industries, LLC elected to convert $250,000 of the principal amount of his Convertible Promissory Note dated October 1, 2007, (the “Note”), along with all accrued interest into 66,666,000 shares of the Company’s common stock in accordance with the terms of the Note. The issuance of the shares of the Company’s common stock to Panos Industries, LLC and Mr. Edward Panos as sole owner and member of Panos Industries, LLC, is being made in reliance on the registration exemption provided by Section 4(2) of the Securities Exchange Act of 1933, as amended.

As a result of the conversion of the Note described above, there has been a change in control of the Company. The 66,666,000 shares of the Company’s common stock issued as a result of the conversion of the Note constitute approximately 78.7% of the 98,798,333 total outstanding shares of the Company’s common stock as of June 6, 2008. Mr. Panos, along with his Company, Panos Industries, LLC, own a total of 77,731,075 shares of common stock for a total of 78.7% of the total outstanding shares of the Company’s common stock as of June 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Language Access Network, Inc.

By:         /s/ Eric Schmidt
Eric Schmidt
Chief Executive Officer

Date:      June 9, 2008